UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) July 27, 2006
                                                         -----------------------

                              Diomed Holdings, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                              000-32045                            84-1480636
--------------------------------------- ------------------------------------ -------------------------------------
(State or Other Jurisdiction of                     (Commission                        (I.R.S. Employer
Incorporation)                                     File Number)                      Identification No.)

1 Dundee Park, Andover, Massachusetts                                              01810
---------------------------------------------------------- -------------------------------------------------------
(Address of Principal Executive Offices)                                         (Zip Code)

                                 (978) 475-7771
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

      On July 27, 2006, the Company entered into definitive agreements for the sale and issuance of shares of a new series of the Company's preferred stock, par value $0.001 per share (the "2006 Preferred Stock"), to certain accredited investors (the "Investors") in a private placement financing transaction (the "Financing"). The Investors include (i) 18 persons who currently own shares of the Company's Preferred Stock, par value $0.001 per share, issued on September 30, 2005 (the "2005 Preferred Stock"), (ii) three investors who currently hold 2005 Preferred Stock and are investing additional money in the Financing and
(iii) 15 new investors who do not currently own shares of 2005 Preferred Stock. All of the Investors are accredited investors. As described below and detailed in the Exhibits to this Current Report, those of the Investors who are participating in the financing with a cash investment have agreed to pay approximately $10 million in cash, in the aggregate, to the Company as consideration for the issuance of a portion of the 2006 Preferred Stock to be issued and those Investors who currently hold the 2005 Preferred Stock have agreed to surrender all of their shares of 2005 Preferred Stock in exchange for the other shares of the 2006 Preferred Stock that the Company has agreed to issue. The Company has agreed to use the proceeds of the Financing, net of expenses of the Financing, for its general working capital purposes, subject to certain restrictions that are described below in this Report.

      The material agreements that the Company entered into in connection with the Financing are described below:

Securities Purchase Agreement

      On July 27, 2006, the Company entered into a Securities Purchase Agreement with the Investors, under which the Company agreed to issue and sell to the Investors (1) 871 shares of the 2006 Preferred Stock for cash at a price per share of $11,500, which will result in gross proceeds of $10,010,000 to the Company, and (2) 865 shares of the 2006 Preferred Stock in exchange for all 3,975,000 currently outstanding shares of the 2005 Preferred Stock. Each share of the 2006 Preferred Stock will be exchangeable for 10,000 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"). For a discussion of the terms and conditions on which the Company and the Investors have agreed that the shares of the 2006 Preferred Stock may be exchanged, see "Certificate of Amendment" below in this Report. Upon completion of the Financing, no shares of the 2005 Preferred Stock will be issued or outstanding, and 1,736 shares of the 2006 Preferred Stock will be issued and outstanding. The shares of the 2006 Preferred Stock then issued and outstanding will initially be exchangeable, in the aggregate, for 17,360,000 shares of the Common Stock.

      The Company will use the proceeds from the Financing, net of costs of the Financing, for working capital purposes. The Company will, however, be prohibited from applying any of the net proceeds for the payment of dividends, for certain increases in executive compensation, investment in securities, for investments not related to the Company's business or for repayment of debt (other than trade payables in the ordinary course of business).

      Under the terms of the Securities Purchase Agreement, completion of the Financing is subject to several conditions precedent, including approval by the Company's stockholders of the terms of the Financing and of an amendment to the Company's certificate of incorporation which will create the rights, preferences and powers of the 2006 Preferred Stock (the "Certificate of Amendment"). The Company agreed to take all measures reasonably determined by the Company to be necessary and appropriate to obtain stockholder approval prior to October 31, 2006, and to satisfy all other conditions precedent to closing and complete the Financing shortly after obtaining stockholder approval.

      Any Investor may terminate its obligations under the Securities Purchase Agreement if the Company does not complete the Financing within ten days of obtaining stockholders' approval or by November 20, 2006, whichever is earlier. The Company also may terminate its obligations under the Securities Purchase Agreement if the Financing is not completed by November 20, 2006.

      In the Securities Purchase Agreement, the Company has agreed to provide access to certain information if so requested by an Investor, and the Investors have the right to designate a board observer, who will have access to certain meetings of the Company's board of directors, in each case subject to appropriate confidentiality agreements. After consummation of the Financing, the Investors will also have the right to participate in certain future financing transactions and to approve certain future securities issuances (including dilutive issuances), incurrences of indebtedness (other than accounts receivable lines of credit of up to $1 million), redemptions of capital stock and repayments of certain indebtedness. The Company has agreed not to, without prior approval of the Investors, modify the rights, preferences or privileges of the holders of the 2006 Preferred Stock (or of any other capital stock to the extent it adversely affects the holders of the 2006 Preferred Stock), increase number of the authorized shares of the 2006 Preferred Stock or create any other class or series of capital stock with rights senior to or on parity with the 2006 Preferred Stock.

      The Investors have agreed, among other things, not to exchange shares of the 2006 Preferred Stock for shares of the Common Stock (and the Company has agreed not to issue Common Stock in exchange for 2006 Preferred Stock) to the extent that such exchange by an Investor would cause that Investor (together with its affiliates) to beneficially own more than a specified percentage of the Company's Common Stock. Similarly, the terms of the 2006 Preferred Stock provide that the Company may not redeem these shares to the extent that such redemption by the Company would cause an Investor to exceed the applicable limitations on ownership. Depending on the Investor, the limitation on ownership is either 4.99% or 9.99%. However, certain of the Investors may opt out of their respective limitations on ownership restriction by providing advance written notice to the Company. To the extent that the issuance of shares of the Common Stock upon exchange or redemption of shares of the 2006 Preferred Stock would be precluded by the limitation on ownership applicable to an Investor, the Company may issue, or may be required to issue, to that Investor a warrant to purchase shares of the Common Stock at an exercise price of $0.001 per share (a "Par Warrant") in lieu of the shares of Common Stock that would otherwise be issuable on such exchange or redemption.

      The Company will be obligated to register for resale in a registration statement to be filed with the Commission the shares of the Common Stock into which shares of the 2006 Preferred Stock may be exchanged pursuant to a Registration Rights Agreement, specifying the terms and conditions upon which the Company will register these shares of Common Stock.

Certificate of Amendment

      The Certificate of Amendment to be submitted for approval by the Company's stockholders sets forth the exchange provisions, voting powers, dividends, preferences and other rights, qualifications, limitations and restrictions of the 2006 Preferred Stock.

      Exchange Provisions. At an Investor's option, each share of the 2006 Preferred Stock may be exchanged for shares of the Common Stock. Subject to the limitations on ownership and certain other conditions, each share of the 2006 Preferred Stock is exchangeable for the number of shares of the Common Stock equal to $11,500 divided by the exchange rate. The exchange rate initially is $1.15 and is subject to certain adjustments, including reduction if the Company makes certain dilutive issuances of equity securities in the future. The antidilution adjustment provides that if the Company sells shares of the Common Stock (or the rights to acquire the Common Stock) for a price lower than the then-current exchange rate, the exchange rate will be reduced to the weighted average price of the Common Stock issued after giving effect to the dilutive issuance.

      The Company also has the right to require the Investors to exchange their shares of the 2006 Preferred Stock if the trading price of the Common Stock achieves and remains at a price level of $2.875 per share and certain other conditions are satisfied. Upon a change of control of the Company, shares of the 2006 Preferred Stock will automatically be exchanged for the right to receive either (1) the liquidation preference of the 2006 Preferred Stock of $13,800 per share or (2) the consideration which would have become payable in the change of control transaction to the holders of the 2006 Preferred Stock in respect of the shares of Common Stock underlying the 2006 Preferred Stock, whichever is greater. The Investors do not have the right to require the Company to redeem their shares of the 2006 Preferred Stock. The Company, however, has the right to redeem the 2006 Preferred Stock after the fifth anniversary of the completion of the Financing at a price equal to 120% of the issue price, or, $13,800 per share.

      Dividends. Dividends do not accrue on the 2006 Preferred Stock unless and until the Company completes a transaction in the future that reduces the effective conversion price of the Company's Variable Rate Convertible Debentures due 2008 (the "Debentures") below the conversion price in effect upon the completion of the Financing (which will be $1.15), as a result of the operation of the antidilution rights of the holders of the Debentures, but only if at the time of the future transaction the reduction in conversion price affects Debentures having an aggregate principal amount of at least $1,000,000. Thereafter, dividends will accrue on the issued and outstanding shares of the 2006 Preferred Stock at the rate of 15% per annum and will be payable quarterly in arrears.

      Voting Rights. The holders of 2006 Preferred Stock will be entitled to vote on all matters submitted to a vote of the Company's stockholders, together with the holders of Common Stock, voting as a single class. The holders of 2006 Preferred stock will vote their shares on the basis of the number of shares of Common Stock into which the 2006 Preferred Stock is then exchangeable (subject to the applicable limitations on ownership described above).

      Liquidated Damages. The Company may be required to pay liquidated damages to the Investors if the Company fails to timely comply with an Investor's request to exchange shares of the 2006 Preferred Stock for shares of the Common Stock or if the Company does not timely remove restrictive legends from certificates representing shares of the Common Stock when requested by the Investor and permitted by applicable law. The liquidated damages are payable in the amount of 1% per day of the issue price of the shares of the 2006 Preferred Stock subject to the Investor's request and are subject to an aggregate cap of 25% of the issue price paid by the Investor for the 2006 Preferred Stock (inclusive of any other liquidated damages payable by the Company in respect of the 2006 Preferred Stock). If the Company fails to timely issue shares of the Common Stock upon exchange or remove legends from shares of the Common Stock when requested by Investors and permitted by applicable law and the Investor purchases other shares of the Common Stock to settle the sale of shares of the Common Stock that were intended to be settled by shares of the Common Stock issuable upon exchange or the unlegended shares, then the Company may also be required to pay to the Investors the difference between the proceeds of sale of the shares of the Common Stock sold and the price paid for the other shares of the Common Stock purchased for settlement purposes.

Registration Rights Agreement

      Upon completion of the Financing, the Company will enter into a registration rights agreement among the Company and the Investors. Pursuant to the Registration Rights Agreement, the Company will agree to file (at the Company's expense) a Form SB-2 registration statement with the Commission covering the shares of the Common Stock that are issuable upon exchange under the terms of the 2006 Preferred Stock and the shares of the Common Stock that are issuable upon exercise of the Par Warrants, should any Par Warrants be issued in lieu of Common Stock, as contemplated by the Securities Purchase Agreement and the Certificate of Amendment. The Company is required to file its registration statement within 45 days after completion of the Financing, and to use its best efforts to cause the registration statement to be declared effective within 120 days of the closing date of the purchase and sale of the Preferred Stock and the Warrants.

      The Investors may require the Company to pay liquidated damages if the registration statement is not filed by the 45th day following the closing date, is not declared effective within 120 days of the closing date, does not remain effective for any period of 20 consecutive days or 30 aggregate days during any 12 month period or if the Common Stock does not remain listed on an applicable stock exchange. If any of the foregoing occurs, the Company may be required to pay each Investor liquidated damages, for the period from the date on which such event occurred until the event is cured, at a monthly rate equal to 3% of the original issue price of the 2006 Preferred Stock, prorated for partial months based on the number of days in the month. These liquidated damages are subject to an aggregate cap of 25% of the issue price paid by the Investors for the shares of the 2006 Preferred Stock (inclusive of any other liquidated damages payable by the Company in respect of the 2006 Preferred Stock).

Antidilution Adjustments to Outstanding Securities

      The terms of certain of the Company's currently outstanding securities (the "Antidilution Securities") provide for adjustments to the effective price payable for shares of the Common Stock upon conversion or exercise of those Antidilution Securities if the Company completes certain future transactions and the effective price per share of the Common Stock or Common Stock equivalents that are issued in the future transaction is less than the effective price per share under the terms of the Antidilution Security. If approved by the Company's stockholders, the Financing, which has an effective price per share of Common Stock of $1.15, will constitute a dilutive transaction under the terms of the Antidilution Securities

      Accordingly, when we complete the Financing, antidilution provisions of Antidilution Securities will result in the following adjustments:

      o the conversion price of the Debentures ($3.712 million principal amount currently outstanding) will be reduced from $2.29 per share of the Common Stock to $1.15 per share of the Common Stock which, when converted will result in an increase in the number of shares of Common Stock to be issued from 1,620,961 to 3,227,826;

      o the exercise price of the warrants to purchase shares of the Common Stock issued to the investors in the Company's financing transaction completed October 28, 2004 (the "2004 Warrants") will be reduced from $2.10 to $1.15 per share of the Common Stock;

      o the exercise price of the warrants to purchase shares of the Common Stock issued to the investors in the Company's financing transaction completed September 30, 2005 (the "2005 Warrants") will be reduced from $2.50 to $1.98 per share, and the number of shares of the Common Stock issuable upon exercise of the 2005 Warrants will increase from 1,800,000 to 2,272,000;

      o the exercise price of certain warrants to purchase shares of the Common Stock issued to designees of the Company's former placement agent, Sunrise Securities Corp. (the "Sunrise Warrants"), will be reduced and the number of shares of Common Stock issuable upon exercise of these Sunrise Warrants will increase from 139,315 to 155,843, as follows:

            a. the exercise price of certain Sunrise Warrants will decrease from $2.32 to $1.77 per share, and the number of shares of Common Stock issuable upon exercise of these Sunrise Warrants will increase from 42,282 to 55,559;

            b. the exercise price of certain Sunrise Warrants will decrease from $1.93 to $1.50 per share, and the number of shares of Common Stock issuable upon exercise of these Sunrise Warrants will increase from 11,455 to 14,706; and

            c. the exercise price of certain Sunrise Warrants will decrease from $2.10 to $1.15 per share (no adjustments will impact the remaining Sunrise Warrants).

      The following table sets forth the numbers of shares of Common Stock currently underlying the Antidilution Securities and the numbers of shares that will underly the Antidilution Securities giving effect to the antidilution provisions thereof assuming completion of the Financing:

------------------------------ --------------------------- ----------------------------- -------------------------

 Description of Antidilution       Current Number of       Number of Underlying Shares       Net Increase in
          Security              Underlying Common Shares      following Antidilution     Underlying Common Shares
                                                                    Adjustment
------------------------------ --------------------------- ----------------------------- -------------------------
Debentures                                      1,620,961                     3,227,826                 1,606,865
------------------------------ --------------------------- ----------------------------- -------------------------
2005 Warrants                                   1,800,000                     2,272,000                   472,000
------------------------------ --------------------------- ----------------------------- -------------------------
Sunrise Warrants                                  139,315                       155,843                    16,528
------------------------------ --------------------------- ----------------------------- -------------------------
TOTAL                                           3,560,276                     5,655,669                 2,095,393
------------------------------ --------------------------- ----------------------------- -------------------------

Engagement of Placement Agents

      The Company engaged Musket Research Associates, Inc. ("MRA") and Roth Capital Partners, LLC ("RCP") as its placement agents in connection with the Financing, and the Company agreed to pay fees to MRA and RCP out of the proceeds of the Financing for their services, as follows:

      o as to MRA, the Company will (1) pay cash fees equal to 6% of the aggregate cash proceeds received from the MRA Contacts (as defined in the agreement between the Company and MRA) and (2) issue common stock purchase warrants to purchase Common Stock at the same price per share as paid by the Investors in the Financing, exercisable for five years (the "Placement Agent Warrants") in that number equal to 5% of the number of the Common Stock equivalents actually purchased by MRA contacts, and

      o as to RCP, the Company will (1) pay cash fees equal to the greater of (i) 6% of the amount raised by RCP from Existing RCP Investors and New RCP Investors (as defined in the agreement between RCP and the Company) and (ii) $100,000, as long as each of the Existing RCP Investors has either exercised its rights to receive the benefit of future preferential financing terms or has waived certain redemption and other rights pursuant to the waiver attached to the term sheet for the Financing, in each case as to all shares of the 2005 Preferred Stock purchased by the Existing RCP Investors from the Company on September 30, 2005, and (2) issue Placement Agent Warrants in that number equal to 5% of the number of the Common Stock equivalents purchased by New RCP Investors.

      Accordingly, upon completion of the Financing, the Company will pay $510,600 in cash and issue Placement Agent Warrants representing 370,000 shares of Common Stock to MRA, and the Company will pay $100,000 in cash (no Placement Agent Warrants will be issued to RCP).

      David Musket, a principal of MRA, agreed to invest, as an Investor in the Financing, $138,000 from his proceeds from the fees payable by the Company to MRA.

The Financing and the American Stock Exchange

      As reported in the Company's Current Report on Form 8-K filed June 5, 2006, the Company received notice from the American Stock Exchange (the "AMEX") on June 1, 2006 that the Company had failed to maintain the AMEX's continued listing standards with respect to the required level of stockholders' equity. On June 27, 2006, the Company timely furnished to the AMEX its proposed compliance plan, and the AMEX has advised the Company that it will inform the Company as to whether AMEX approves the Company's compliance plan within 45 days of the submission of that plan to the AMEX. Subject to AMEX review, the Company believes that the completion of the Financing will enable the Company to satisfy the AMEX's listing standard regarding stockholders' equity, since the Company expects that all shares of the 2006 Preferred Stock will be accounted for as stockholders' equity on the Company's balance sheet upon the completion of the Financing.

Further Information

      A copy of the form of Securities Purchase Agreement (excluding the schedules thereto) is attached hereto as Exhibit 10.1, a copy of the form of Certificate of Amendment is attached hereto as Exhibit 10.2, a copy of the form of the Par Warrant is attached hereto as Exhibit 10.3, and a copy of the form of Registration Rights Agreement is attached hereto as Exhibit 10.4. A copy of the form of the Company's agreement with Roth Capital Partners is included as
Exhibit 10.5, and a copy of the form of the Company's agreement with Musket Research Associates is included as Exhibit 10.6. Each of the foregoing is hereby incorporated by reference into this Current Report.

      The Company also issued a press release relating to the financing transaction on July 27, 2006, which is filed as an Exhibit 99.1 to this Current Report and is hereby incorporated by reference into this Current Report.

Safe Harbor

      This Current Report on Form 8-K does not constitute an offer of any securities for sale. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these transactions or the securities to be issued in connection with these transactions.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

10.1 Securities Purchase Agreement, dated July 27, 2006, by and among the Company and the Investors (schedules omitted)

10.2 Form of Certificate of Amendment to the Certificate of Incorporation of the Company (to be filed following stockholder approval)

10.3 Form of Par Warrant (to be issued if and to the extent necessary to satisfy the limitations on ownership applicable to the holders of 2006 Preferred Stock)

10.4 Registration Rights Agreement by and among the Company and the Investors (to be entered into upon completion of the Financing)

10.5 Letter Agreement between the Company and Musket Research Advisors, Inc. (schedules omitted)

10.6 Letter Agreement between the Company and Roth Capital Partners, LLC (schedules omitted)

99.1  Press Release, dated July 27, 2006, regarding Financing

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Diomed Holdings, Inc.
                                          (Registrant)

Date: August 1, 2006                      By: /s/ David B. Swank
                                              ----------------------------------
                                              Name:  David B. Swank
                                              Title: Chief Financial Officer


List of Exhibits:

10.1 Securities Purchase Agreement, dated July 27, 2006, by and among the Company and the Investors (schedules omitted)

10.2 Form of Certificate of Amendment to the Certificate of Incorporation of the Company (to be filed following stockholder approval)

10.3 Form of Par Warrant (to be issued if and to the extent necessary to satisfy the limitations on ownership applicable to the holders of 2006 Preferred Stock)

10.4 Registration Rights Agreement by and among the Company and the Investors (to be entered into upon completion of the Financing)

10.5 Letter Agreement between the Company and Musket Research Advisors, Inc. (schedules omitted)

10.6 Letter Agreement between the Company and Roth Capital Partners, LLC (schedules omitted)

99.1  Press Release, dated July 27, 2006, regarding Financing